EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-171348 on Form S-8 of Kaiser Federal Financial Group, Inc. of our report dated December 23, 2010, appearing in this Annual Report on Form 11-K of Kaiser Federal Bank Employees’ Savings and Profit Sharing Plan and Trust for the year ended June 30, 2010.

/s/ Crowe Horwath LLP
Crowe Horwath LLP
Oak Brook, Illinois
December 23, 2010